FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is dated as of                     , 2008, by and among [Pypo China Holdings Limited], a Cayman Islands company (collectively with all predecessors thereof, the “Company”), representatives of MK Cayman identified on the signature page hereto (the “Middle Kingdom Representatives”), ARCH DIGITAL HOLDINGS LIMITED, a company incorporated in the British Virgin Islands (“ARCH BVI”) and CAPITAL ALLY INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands (“Capital Ally”). Each of Arch BVI and Capital Ally are sometimes referred to herein as a “Pypo Shareholder,” and collectively as the “Pypo Shareholders.” Any and all capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Exchange Agreement (as defined below).

BACKGROUND

The Company and the Pypo Shareholders are party to that certain Agreement and Plan of Merger, Conversion and Share Exchange, dated September 5, 2008, among the Company, Pypo Digital Company Limited (“Pypo Cayman”), Beijing Pypo Technology Group Company Limited, Pypo Holdings (HK) Company Limited, Arch BVI and Capital Ally (the “Exchange Agreement”), pursuant to which, the parties agreed, among other things, that the Pypo Shareholders will sell, transfer, convey, assign and deliver to the Company, free and clear of all Liens, all their rights, title and interest in and to the Pypo Shares, in exchange for 68,000,000 MK Cayman Shares and 3,400,000 MK Cayman Class B Warrants.

As a condition to the closing of the Exchange Agreement, the Company and Pypo Shareholders have agreed to enter into this Agreement.

Each Pypo Shareholder is or expects to be the record and beneficial owner of such number of ordinary voting shares, par value $0.001 per share, of the Company set forth opposite such Pypo Shareholder’s name on Exhibit A hereto.

AGREEMENT

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other party hereto that:

(a) such party has the full right, capacity and authority to enter into, deliver and perform this Agreement;

(b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement; and

(c) the execution, delivery and performance of such party’s obligations under this Agreement will not require such party to obtain the consent, waiver or approval of any Person and will not violate, result in a breach of, or constitute a default under any statute, regulation, agreement, judgment, consent, or decree by which such party is bound.

2. Shares Subject to Agreement. Each Pypo Shareholder, severally and not jointly, agrees to vote all of its shares of voting securities of the Company, whether now owned or hereafter acquired (hereinafter referred to as the “Voting Shares”) in accordance with, the provisions of this Agreement.

3. Obligations to Vote Voting Shares for Specific Nominee.

(a) At any annual or special meeting called, or in connection with any other action (including the execution of written consents) taken for the purpose of electing directors to the board of directors of the Company (the “Board”), each of the Pypo Shareholders agrees, for a period commencing from the Closing Date of the Exchange Agreement and ending not sooner than March 31, 2011 (or March 31, 2012 if the Earn-Out Shares applicable to fiscal year 2011 of the Company have not been earned pursuant to Section 5.2(b)(vi) of the Exchange Agreement) (the “Voting Period”), to vote all of its Voting Shares in favor of the person nominated by the Middle Kingdom Representatives (the “MK Director”). The initial MK Director nominee shall be Michael Marks. Notwithstanding the foregoing, any person nominated by the Middle Kingdom Representatives to serve as the MK Director, other than Mr. Marks, must be reasonably acceptable to a majority of the Independent Directors or a majority of the members of the nominating and corporate governance committee, if such committee exists.

4. Obligations to Vote Voting Shares for Removal of Director; Filling Vacancies. During the Voting Period, the Middle Kingdom Representatives shall have the right to request the resignation or removal of the MK Director. In such event, each of the Pypo Shareholders agrees to vote all of its Voting Shares in a manner that would cause the removal of the MK Director, whether at any annual or special meeting called, or, in connection with any other action (including the execution of written consents) taken for the purpose of removing such director. In the event of the resignation, death, removal or disqualification of the MK Director, the Middle Kingdom Representatives shall promptly nominate a new director and, after written notice of the nomination has been given by Middle Kingdom Representatives to each of the Pypo Shareholders, each Pypo Shareholder will vote all its Voting Shares to elect such nominee to the Board.

5. Covenant to Vote. Each Pypo Shareholder shall appear in person or by proxy at any annual or special meeting of shareholders of the Company for the purpose of obtaining a quorum and shall vote all Voting Shares owned by such Pypo Shareholder, either in person or by proxy, at any annual or special meeting of shareholders of the Company called for the purpose of voting on the election of directors or by written consent of shareholders with respect to the election of directors, in favor of the election of the MK director. In addition, each Pypo Shareholder shall appear in person or proxy at any annual or special meeting of shareholders of the Company for the purpose of obtaining a quorum and shall vote, or shall execute and deliver a written consent with respect to, all Voting Shares owned by such Pypo Shareholder entitled to vote upon any other matter submitted to a vote of shareholders of the Company in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement.

6. Transfer Restrictions; Legend.

(a) Transfer Restrictions. Each of the Pypo Shareholders hereby agrees that all transfers of the Company’s capital stock made by it shall be made subject to this Agreement and any transferee will agree in writing to be bound by the terms and provisions of this Agreement as a condition precedent to any such transfer. The foregoing restriction will not apply to any transfers made in connection with an underwritten secondary offering of shares owned by the Pypo Shareholders.

(b) Legend. Each certificate representing any shares of capital stock of the Company held by either party shall be endorsed with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING REQUIREMENTS AND OTHER RESTRICTIONS SET FORTH IN A VOTING AGREEMENT BETWEEN THE HOLDER OF THIS CERTIFICATE AND CERTAIN OTHER PARTIES. TRANSFER OF THE SECURITIES IS SUBJECT TO THE RESTRICTIONS CONTAINED IN SUCH AGREEMENT.

7. Additional Shares. If, after the effective date hereof, the Pypo Shareholders or any of their affiliates acquire beneficial or record ownership of any additional shares of capital stock of the Company (any such shares, “Additional Shares”), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of the Company or through any stock dividend or stock split, the provisions of this Agreement shall thereafter be applicable to such Additional Shares as if such Additional Shares had been held by the Pypo Shareholders as of the effective date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by the Pypo Shareholders of the beneficial ownership of the Additional Shares. The Pypo Shareholders shall use reasonable efforts to cause any affiliate that acquires Additional Shares to enter into a written joinder to this Agreement in form and substance satisfactory to the Company and Middle Kingdom Representatives.

8. Termination. This Agreement shall commence on the Closing Date and continue in force and effect until the earlier of (i) March 31, 2011 (or March 31, 2012 if the Earn-Out Shares applicable to fiscal year 2011 of the Company have not been earned pursuant to Section 5.2(b)(vi) of the Exchange Agreement), or (ii) a Change of Control that results in the issuance of all of the Earn-Out Shares pursuant to Section 5.2 of the Exchange Agreement. Upon the termination of this Agreement, except as otherwise set forth herein, the restrictions and obligations set forth herein shall terminate and be of no further effect, except that (a) such termination shall not affect rights perfected or obligations incurred under this Agreement prior to such termination and (b) the parties shall each be entitled to receive certificate(s) representing such holder’s shares without the legend required by Section 6 herein upon the surrender of the certificate(s) representing such shares to the Company.

9. Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of New York are mandatorily applicable to the Transactions.

10. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party. Provided, however, a transmission per telefax or email shall be sufficient and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

(a) If to the Middle Kingdom Representative, to:

Bernard J. Tanenbaum III

333 Sandy Springs Circle, Suite 223

Atlanta, GA 30328 USA

Email: jtanenbaum@midkingdom.com

With a copy (which shall not constitute notice) to:

Thelen Reid Brown Raysman & Steiner LLP

701 Eighth Street, N.W.

Washington, D.C. 20001

Attention: Louis A. Bevilacqua, Esq.

Facsimile: +1.202.654.1804

(b) If to Pypo Shareholders to:

ARCH DIGITAL HOLDINGS LIMITED

Quastisky Building, PO Box 4389

Road Town, Tortola

British Virgin Islands

Attention: [name, title]

Facsimile: +1.284.494.2889

With a copy to:

PACIFIC ALLIANCE GROUP

16/F., St. John’s Building

33 Garden Road Central

Hong Kong

Attention: Jon R. Lewis

Telephone: +852.3719.3338

Facsimile: +852.2918.0881

Email:jlewis@pacific-alliance.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

11. Miscellaneous.

(a) Binding Effect. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. The parties hereto agree to cause their affiliates to agree in writing to be bound by the terms of this Agreement prior to, or immediately upon, the acquisition of shares by such affiliates.

(b) Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Pypo Shareholders and the Middle Kingdom Representatives. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(c) Construction; Interpretation. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. The words “including,” “include” and other words of similar import shall be deemed to be followed by the words “without limitation.”

(d) Dispute Resolution. All disputes arising out of or relating to this Agreement will be resolved by mandatory, binding arbitration in accordance with this Section 11(d). Any arbitration commenced pursuant to this Section 11(d) will be conducted in Hong Kong under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such rules. The arbitration and appointing authority will be the Hong Kong International Arbitration Centre (“HKIAC”). The arbitration will be conducted by a panel of three arbitrators, one chosen by the Pypo Shareholders, one chosen by the Middle Kingdom Representatives and the third chosen by agreement of the two selected arbitrators; failing agreement within 30 days prior to commencement of the arbitration proceeding, the HKIAC will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties. The arbitral tribunal will determine how the parties will bear the costs of the arbitration. Notwithstanding the foregoing, each party to this Agreement will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

(e) Counterparts; Facsimile Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic mail signature page were an original thereof.

(f) Entire Agreement. The Agreement and the exhibits and schedules attached thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(g) Severability of Provisions. The provisions of this Agreement shall be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as to be invalid, prohibited or unenforceable, it shall be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision.

(h) Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Exchange Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and made and entered into effective as of the date first set forth above.

[PYPO CHINA HOLDINGS LIMITED]

By:
Name:
Title:

PYPO SHAREHOLDERS:

ARCH DIGITAL HOLDINGS LIMITED

By:
Name:
Title:

CAPITAL ALLY INVESTMENTS LIMITED

By:
Name:
Title:

MIDDLE KINGDOM REPRESENTATIVES:

MICHAEL MARKS

BERNARD J. TANENBAUM III

Signature Page to Voting Agreement